Exhibit 99.1
FOR IMMEDIATE RELEASE
January 25, 2019

Contact:
Daryl G. Byrd, President and CEO (337) 521-4003
Jefferson G. Parker, Vice Chairman, Director of Capital Markets and Investor Relations (504) 310-7314

IBERIABANK Corporation Reports Fourth Quarter Results; Achieves 2020 Financial Metrics For Full Year 2018

LAFAYETTE, LOUISIANA -- IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 131-year-old IBERIABANK (www.iberiabank.com), reported financial results for the fourth quarter ended December 31, 2018. For the quarter, the Company reported net income available to common shareholders of $129.1 million, or $2.32 diluted earnings per common share (“EPS”). On a non-GAAP basis, EPS excluding non-core revenues and non-core expenses ("Core EPS") in the fourth quarter of 2018 was $1.86 per common share, compared to $1.33 in the year-ago period, an increase of 40% (refer to press release supplemental tables for a reconciliation of GAAP to non-GAAP metrics).

Daryl G. Byrd, President and Chief Executive Officer, commented, “Our focus on delivering sustainable, profitable growth culminated in another stellar quarter, allowing us to achieve our 2020 financial metrics for the third consecutive quarter, as well as the full year 2018.  Our strong balance sheet and outstanding performance for the year was achieved while improving our already excellent credit quality metrics and operating efficiency. Continued financial progress, combined with a high quality and diverse franchise throughout the Southeast, position us to increase value for our clients and shareholders in 2019 and beyond."

Highlights for the fourth quarter of 2018 and at December 31, 2018:

	For the three months ended				For the years ended December 31,
	GAAP		Non-GAAP Core		GAAP		Non-GAAP Core
	4Q18	3Q18	4Q18	3Q18	2018	2017	2018	2017
Earnings Per Common Share	$2.32	$1.73	$1.86	$1.74	$6.46	$2.59	$6.69	$4.47
Return on Average Assets	1.70%	1.34%	1.37%	1.35%	1.25%	0.58%	1.30%	0.98%
Return on Average Common Equity	13.38%	10.21%	10.75%	10.27%	9.63%	3.95%	9.97%	6.82%
Return on Average Tangible Common Equity	N/A	N/A	16.98%	16.34%	N/A	N/A	16.01%	9.86%
Efficiency Ratio	63.5%	54.1%	52.6%	53.9%	62.0%	65.9%	55.9%	59.6%
Tangible Efficiency Ratio (TE)	N/A	N/A	50.7%	51.9%	N/A	N/A	53.7%	57.6%

•
Strong improvement in both GAAP and Core EPS resulting from increases in both loans and deposits, margin expansion and focused expense management resulted in the Company achieving its 2020 financial metrics in both 4Q18 and for the full-year 2018.

•	Revenue growth and continued expense reduction produced positive operating leverage in the quarter and resulted in a Core Tangible Efficiency Ratio of 50.7%.

•
Credit metrics are strong and continue to improve. Criticized, classified, and non-performing assets were down 28%, 30%, and 5%, respectively, from the same time a year ago. The allowance for loan and lease losses (ALLL) to total loans and leases remained flat and covered 101% of non-performing loans.

•	The Company's reported and cash net interest margins improved 7 and 5 basis points on a linked quarter basis, to 3.81% and 3.52%, respectively.

•	Non-interest expense was relatively unchanged from the prior quarter. Core non-interest expense declined $2.0 million, or 5% on an annualized basis, from the prior quarter.

•	Total loan growth of $175.9 million, or 3% annualized. Loan growth continues to be impacted by accelerated payoffs.

•	Total deposits increased $570.0 million, or 10% annualized. As of December 31, 2018, total non-interest bearing deposits represented 28% of total deposits.

•
On November 5, 2018, the Company announced a new repurchase plan, its 11th plan, of up to 2,765,000 shares of the Company's outstanding common stock.  The newly authorized plan equates to approximately 5% of the total common shares outstanding.

•
During 4Q18, the Company repurchased 1.21 million common shares, or 2.1% of the shares outstanding, at a weighted average price of $72.61 per common share. Of the shares repurchased, 709,290 shares were purchased under the 10th plan and 500,000 under the 11th plan.

•
On October 19, 2018, the Company announced a fourth quarter cash dividend equal to $0.41 per common share, payable on January 25, 2019. This equated to a 5% increase to the third quarter dividend, and was the third common dividend increase of 2018.

4Q18 Special Items

•
In connection with filing its 2017 income tax returns, the Company recorded a non-core, permanent net income tax benefit of approximately $65.3 million in the fourth quarter of 2018. This benefit was a result of deductions claimed on the 2017 income tax returns associated with unrealized losses on securities and loans and depreciation on real and personal property.

•
During 4Q18, the Company restructured portions of its investment portfolio selling approximately $1 billion of securities at a pre-tax loss of approximately $49.8 million ($37.9 million after-tax) and subsequently purchased $1 billion in securities during the quarter. The incremental yield on the purchased securities was 164 basis points.

2019 Financial Guidance

2019 Guidance
Average Earning Assets	$28.6B ~ $28.9B
Consolidated Loan Growth	5% ~ 7%
Consolidated Deposit Growth	5% ~ 7%
Provision Expense	$42MM ~ $50MM
Non-Interest Income (Core Basis)	$215MM ~ $225MM
Non-Interest Expense (Core Basis)	$685MM ~ $700MM
Net Interest Margin	3.60% ~ 3.70%
Tax Rate	23.0% ~ 24.0%
Preferred Dividend & Unrestricted Shares	$12.5MM ~ $13.5MM
Share Repurchase Activity	$135MM ~ $150MM
Credit Quality	Stable

•	Guidance includes one mid-year interest rate hike in 2019

•	Increased range of provision to $42-$50 million

•	Annual effective tax rate range increased to 23.0% to 24.0%

•	Includes the impact of the recent restructuring of the investment portfolio

•	Anticipate historical seasonal softness influencing 1Q19 results

Table A - Summary Financial Results
(Dollars in thousands, except per share data)

	For the Three Months Ended
	12/31/2018	9/30/2018	% Change	12/31/2017	% Change
GAAP BASIS:
Income available to common shareholders	$129,090	$97,866	31.9	$9,329	1,283.7
Earnings per common share - diluted	2.32	1.73	34.1	0.17	1,264.7

Average loans and leases, net of unearned income	$22,364,188	$22,162,373	0.9	$19,941,500	12.1
Average total deposits	23,484,576	23,241,529	1.0	21,378,122	9.9
Net interest margin (TE) (1)	3.81%	3.74%		3.69%

Total revenues (2)	$265,990	$312,312	(14.8)	$287,844	(7.6)
Total non-interest expense (2)	168,989	169,062	—	183,633	(8.0)
Efficiency ratio (2)	63.5%	54.1%		63.8%
Return on average assets	1.70	1.34		0.15
Return on average common equity	13.38	10.21		1.02

NON-GAAP BASIS (3):
Core revenues (2)	$316,249	$312,311	1.3	$287,809	9.9
Core non-interest expense (2)	166,379	168,362	(1.2)	167,159	(0.5)
Core earnings per common share - diluted	1.86	1.74	6.9	1.33	39.8
Core tangible efficiency ratio (TE) (1) (2) (4)	50.7%	51.9%		55.8%
Core return on average assets	1.37	1.35		1.03
Core return on average common equity	10.75	10.27		7.92
Core return on average tangible common equity	16.98	16.34		12.73
Net interest margin (TE) - cash basis (1)	3.52	3.47		3.33

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21% for 2018 and a rate of 35% for 2017.
(2)  Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. The adoption resulted in a reduction of non-interest income and non-interest expense of approximately $2.3 million and had no impact on net income.

(3) See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
(4) Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Operating Results
Net interest income increased $5.8 million, or 2%, on a linked quarter basis. Average loans increased $201.8 million, or 4% annualized, and the associated taxable-equivalent yield increased 17 basis points. The yield on total earning assets was 17 basis points higher at 4.74% compared to 4.57% in the linked quarter.

Average interest-bearing deposits increased $281.3 million, or 7% annualized, and the average cost of interest-bearing deposits rose 17 basis points to 123 basis points on a linked quarter basis. Total average interest-bearing liabilities increased by $121.5 million, or 3% annualized, and the average cost of interest-bearing liabilities rose 14 basis points to 134 basis points. The total cost of interest-bearing liabilities rose primarily due to an upward repricing of deposits, promotional activity in customer time deposits, and brokered wholesale CD issuances. The total cost of funding in the fourth quarter of 2018 was 100 basis points, compared to 89 basis points in the linked quarter.

The increase in average earning assets and higher loan yields, offset by the increase in average interest-bearing liabilities and cost of funds, resulted in improvements in the Company's reported and cash net interest margins of 7 and 5 basis points to 3.81% and 3.52%, respectively.

Credit metrics are strong and continue to improve. Criticized, classified, and non-performing assets were down 28%, 30%, and 5%, respectively, from the same time a year ago. The ALLL to total loans and leases remained flat and covered 101% of non-performing loans.

Non-interest income decreased $52.1 million compared to the linked quarter, primarily driven by $49.8 million in losses on sales of available-for-sale securities. Non-interest income on a linked quarter basis also included a $2.4 million decline in mortgage income and a $0.7 million decline in broker commissions. These decreases were partially offset by increases of $0.4 million in commercial loan fee income and $0.3 million in income from new market tax credit investments.

Non-interest expense remained relatively flat when compared to the linked quarter. Professional services expenses increased $3.1 million and were offset by decreases in insurance and net costs of OREO of $1.9 million and $1.8 million, respectively. During the fourth quarter of 2018, non-interest expense included $2.6 million in non-core expenses, primarily from tax-related professional services expenses.

Excluding these items, core non-interest expense decreased $2.0 million, or 1%, primarily driven by decreases of $2.8 million in net costs of OREO and $1.9 million in insurance expenses, partially offset by increases of $1.5 million in salary and employee benefits expenses and $0.6 million in marketing expenses.

Income tax expense decreased $76.5 million on a linked quarter basis to an income tax benefit position of $46.1 million as the result of a $65.3 million non-core, permanent net tax benefit recorded in the fourth quarter of 2018. This benefit was a result of deductions claimed on the Company's 2017 income tax returns partially offset by the repricing of its current and deferred income tax position associated with the Tax Cuts and Jobs Act of 2017.

On a linked quarter basis, the efficiency ratio increased to 63.5% from 54.1%, primarily due to losses on sales of available-for-sale securities in the fourth quarter, while the non-GAAP core tangible efficiency ratio improved to 50.7% from 51.9%. The Company continues to focus on cost containment and revenue enhancement efforts to deliver positive operating leverage. Refer to Table A for a summary of financial results on both a GAAP and non-GAAP basis.

Table B - Summary Financial Condition Results
(Dollars in thousands, except per share data)

		As of and For the Three Months Ended
		12/31/2018	9/30/2018	% Change	12/31/2017	% Change
PERIOD-END BALANCES:
	Total loans and leases, net of unearned income	$22,519,815	$22,343,906	0.8	$20,078,181	12.2
	Total deposits	23,763,431	23,193,446	2.5	21,466,717	10.7

ASSET QUALITY RATIOS:
	Loans 30-89 days past due and still accruing as a percentage of total loans (1)	0.25%	0.32%		0.31%
	Loans 90 days or more past due and still accruing as a percentage of total loans (1)	0.01	0.06		0.03
	Non-performing assets to total assets (1)(2)	0.55	0.63		0.64
	Classified assets to total assets (3)	0.98	1.20		1.54

CAPITAL RATIOS:
	Tangible common equity ratio (Non-GAAP) (4) (5)	8.82%	8.69%		8.61%
	Tier 1 leverage ratio (6)	9.60	9.65		9.35
	Total risk-based capital ratio (6)	12.31	12.42		12.37

PER COMMON SHARE DATA:
	Book value	$71.49	$68.03	5.1	$66.17	8.0
	Tangible book value (Non-GAAP) (4) (5)	47.48	44.72	6.2	42.56	11.6
	Closing stock price	64.28	81.35	(21.0)	77.50	(17.1)
	Cash dividends	0.41	0.39	5.1	0.37	10.8

(1)
Past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(2)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets. Refer to Table 5 for further detail.
(3)
Classified assets include commercial loans rated substandard or worse and non-performing mortgage and consumer loans and OREO and foreclosed property and include acquired impaired loans accounted for under ASC 310-30. Classified assets were $302 million, $360 million and $429 million at December 31, 2018, September 30, 2018, and December 31, 2017, respectively.

(4)	See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
(5)	Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(6)	Regulatory capital ratios as of December 31, 2018 are preliminary.

Loans and Other Assets
Total loans increased $175.9 million, or 3% annualized, to $22.5 billion at December 31, 2018. Period-end loan growth during the fourth quarter of 2018 was strongest in the Energy Group (primarily reserve-based lending), the Corporate Asset Finance Group (equipment financing business), and the New Orleans, Baton Rouge and Birmingham markets. The Company believes it is well-positioned for diversified loan growth based on our strategic presence in significant MSAs in the Southeastern United States.

Table C - Period-End Loans
(Dollars in thousands)

	As of and For the Three Months Ended
				Linked Qtr Change			Year/Year Change		Mix
	12/31/2018	9/30/2018	12/31/2017	$	%	Annualized	$	%	12/31/2018	9/30/2018
Legacy loans:
Commercial(1)	$12,396,515	$11,971,771	$10,781,778	424,744	3.5	14.1%	1,614,737	15.0	73.2%	73.2%
Residential mortgage	2,023,760	1,836,119	1,176,365	187,641	10.2	40.5%	847,395	72.0	11.9%	11.2%
Consumer	2,529,705	2,543,872	2,525,008	(14,167)	(0.6)	(2.2)%	4,697	0.2	14.9%	15.6%
Total legacy loans	16,949,980	16,351,762	14,483,151	598,218	3.7	14.5%	2,466,829	17.0	100.0%	100.0%

Acquired loans:
Balance at beginning of period	5,992,144	6,465,748	5,961,939	(473,604)	(7.3)		30,205	0.5
Loans acquired during the period	—	—	—	—	—		—	—
Net paydown activity	(422,309)	(473,604)	(366,909)	51,295	(10.8)		(55,400)	15.1
Total acquired loans	5,569,835	5,992,144	5,595,030	(422,309)	(7.0)		(25,195)	(0.5)
Total loans	$22,519,815	$22,343,906	$20,078,181	175,909	0.8		2,441,634	12.2
(1) Includes equipment financing leases.

On an average balance and linked quarter basis, the investment portfolio decreased $111.0 million, or 9% annualized, to $4.8 billion, mainly due to sales of available-for-sale securities. On a period-end and linked quarter basis, the investment portfolio increased $143.3 million, or 12% annualized, to $5.0 billion, mainly due to favorable market value adjustments coupled with purchases of available-for-sale securities late in the fourth quarter. Approximately 96% of the Company's investment portfolio is in available-for-sale securities, which experience unrealized losses as interest rates rise. The investment portfolio had an effective duration of 3.4 years at December 31, 2018, down from 4.0 years at September 30, 2018, and a $62.9 million unrealized loss at December 31, 2018, down from a $181.1 million loss at September 30, 2018. The average yield on investment securities increased 18 basis points to 2.61% in the fourth quarter of 2018. The Company holds in its investment portfolio primarily government agency securities. Municipal securities comprised 7% of total investments at December 31, 2018.

Deposits and Funding
Total deposits increased $570.0 million, or 10% annualized, to $23.8 billion at December 31, 2018. Fourth quarter deposits included a $457 million increase in brokered and public fund deposits. Deposit growth during the fourth quarter of 2018 was strongest in the Energy Group and the New Orleans, Acadiana, and Atlanta markets.

Table D - Period-End Deposits
(Dollars in thousands)
				Linked Qtr Change			Year/Year Change		Mix
	12/31/2018	9/30/2018	12/31/2017	$	%	Annualized	$	%	12/31/2018	9/30/2018
Non-interest-bearing	$6,542,490	$6,544,926	$6,209,925	(2,436)	—	—%	332,565	5.4	27.5%	28.2%
NOW accounts	4,514,113	4,247,533	4,348,939	266,580	6.3	24.9%	165,174	3.8	19.0%	18.3%
Money market accounts	8,237,291	8,338,682	7,674,291	(101,391)	(1.2)	(4.8)%	563,000	7.3	34.7%	36.0%
Savings accounts	828,914	820,354	846,074	8,560	1.0	4.1%	(17,160)	(2.0)	3.5%	3.5%
Time deposits	3,640,623	3,241,951	2,387,488	398,672	12.3	48.8%	1,253,135	52.5	15.3%	14.0%
Total deposits	$23,763,431	$23,193,446	$21,466,717	569,985	2.4	9.7%	2,296,714	10.7	100.0%	100.0%

Asset Quality
Credit quality continues to improve and reflects the Company's continued discipline and focus and high quality clients. On a linked quarter basis, classified assets decreased $58.1 million and were down $127.2 million, or 30%, from the same time a year ago. The Company's classified assets to total assets were 0.98% in the fourth quarter of 2018 compared to 1.20% in the linked quarter and 1.54% one year ago.

Refer to Table 5 - Loans and Asset Quality Data for further information.

Capital Position
At December 31, 2018, the Company reported a non-GAAP tangible common equity ratio of 8.82%, up 13 basis points compared to September 30, 2018, and the preliminary Tier 1 leverage ratio was 9.60%, down 5 basis points compared to September 30, 2018. The Company’s preliminary calculation of its total risk-based capital ratio at December 31, 2018, was 12.31%, down 11 basis points compared to September 30, 2018.

At December 31, 2018, book value per common share was $71.49, up $3.46 per share, compared to September 30, 2018. Tangible book value per common share was $47.48, up $2.76 per share, compared to September 30, 2018. Based on the closing stock price of the Company’s common stock of $72.34 per share on January 24, 2019, this price equated to 1.01 times December 31, 2018 book value per common share and 1.52 times December 31, 2018 tangible book value per common share.

Dividends On Capital Stock. The declaration of dividends is at the discretion of the Board of Directors. The following details the recent dividend declarations:

Common Stock. On October 19, 2018, the Company declared a quarterly cash dividend of $0.41 per common share, a 5% increase to the common dividend declared in August 2018. This dividend is payable on January 25, 2019, to shareholders of record on December 31, 2018. The common stock dividend increased 7% from 2017 to 2018.

Preferred Stock. On January 3, 2019, the Company declared a semi-annual cash dividend of $0.8281 per depositary share of Series B Preferred Stock that is payable on February 1, 2019. On January 3, 2019, the Company also declared a quarterly cash dividend of $0.4125 per depositary share of Series C Preferred Stock that is payable on February 1, 2019.

Common Stock Repurchase Program. On November 5, 2018, the Company announced the completion of its previously announced repurchase plan of approximately 2% of common shares outstanding. The Company's recently completed share repurchase program was announced on May 10, 2018 and completed on November 5, 2018. During that time, the Company purchased 1,137,500 shares of its common stock at a weighted average price of $77.54 per share. On November 5, 2018, the Board of Directors authorized a new repurchase plan of up to 2,765,000 shares of the Company's common stock. This repurchase authorization equated to approximately 5% of total common shares outstanding. Stock repurchases under this program will be made from time to time, on the open market or in privately negotiated transactions at the discretion of the management of the Company. The timing of these repurchases will depend on market conditions and other requirements. The Company currently anticipates the share repurchase program will extend over a two-year time frame, or earlier if the shares have been repurchased. During the fourth quarter of 2018, the Company repurchased 1,209,290 common shares, at a weighted average price of $72.61 per common share, of which 709,290 were repurchased under the completed Board-authorized plan. At December 31, 2018, there were approximately 2,265,000 remaining shares that may be repurchased under the current Board-approved plan.

IBERIABANK Corporation

IBERIABANK Corporation is a financial holding company with locations in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, Georgia, South Carolina, North Carolina, Mississippi, Missouri, and New York offering commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, mortgage, and title insurance services.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC”. The Company's Series B Preferred Stock and Series C Preferred Stock also trade on the NASDAQ Global Select Market under the symbols "IBKCP" and "IBKCO", respectively. The Company’s common stock market capitalization was approximately $4.0 billion, based on the NASDAQ Global Select Market closing stock price on January 24, 2019.

The following 10 investment firms currently provide equity research coverage on the Company:

•	Bank of America Merrill Lynch

•	FIG Partners, LLC

•	Hovde Group, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods, Inc.

•	Piper Jaffray & Co.

•	Raymond James & Associates, Inc.

•	Sandler O’Neill + Partners, L.P.

•	Stephens, Inc.

•	SunTrust Robinson-Humphrey

Conference Call

In association with this earnings release, the Company will host a live conference call to discuss the financial results for the quarter just completed. The telephone conference call will be held on Friday, January 25, 2019, beginning at 8:00 a.m. Central Time by dialing 1-888-317-6003. The confirmation code for the call is 7663126. A replay of the call will be available until midnight Central Time on February 1, 2019, by dialing 1-877-344-7529. The confirmation code for the replay is 10127114. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then "Financial Information" and “Presentations.”

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. Non-GAAP measures in this press release include, but are not limited to, descriptions such as core, tangible, and pre-tax pre-provision. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Transactions that are typically excluded from non-GAAP performance measures include realized and unrealized gains/losses on former bank owned real estate, realized gains/losses on securities, income tax gains/losses, merger-related charges and recoveries, litigation charges and recoveries, debt repayment penalties, and gains, losses, and impairment charges on long-lived assets. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are presented in the supplemental tables at the end of this release. Please refer to the supplemental tables for these reconciliations.

Caution About Forward-Looking Statements

This press release contains "forward-looking statements," which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. Due to various factors, actual results may differ materially from our forward-looking statements. Factors that could cause our actual results to differ materially from our forward-looking statements are described under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors" and "Regulation and Supervision" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC's website, www.sec.gov, and the Company's website, www.iberiabank.com. To the extent that statements in this press release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology.

Forward-looking statements represent management's beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Table 1 - IBERIABANK CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	As of and For the Three Months Ended
INCOME DATA:	12/31/2018	9/30/2018	% Change	12/31/2017	% Change
Net interest income	$265,021	$259,225	2.2	$235,502	12.5
Net interest income (TE) (1)	266,448	260,686	2.2	238,310	11.8
Total revenues (2)	265,990	312,312	(14.8)	287,844	(7.6)
Provision for credit losses	13,094	11,384	15.0	12,825	2.1
Non-interest expense (2)	168,989	169,062	—	183,633	(8.0)
Net income available to common shareholders	129,090	97,866	31.9	9,329	1,283.7

PER COMMON SHARE DATA:
Earnings available to common shareholders - basic	$2.33	$1.74	33.9	$0.17	1,270.6
Earnings available to common shareholders - diluted	2.32	1.73	34.1	0.17	1,264.7
Core earnings (Non-GAAP) (3)	1.86	1.74	6.9	1.33	39.8
Book value	71.49	68.03	5.1	66.17	8.0
Tangible book value (Non-GAAP) (3) (4)	47.48	44.72	6.2	42.56	11.6
Closing stock price	64.28	81.35	(21.0)	77.50	(17.1)
Cash dividends	0.41	0.39	5.1	0.37	10.8

KEY RATIOS AND OTHER DATA (7):
Net interest margin (TE) (1)	3.81%	3.74%		3.69%
Efficiency ratio (2)	63.5	54.1		63.8
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2) (3) (4)	50.7	51.9		55.8
Return on average assets	1.70	1.34		0.15
Return on average common equity	13.38	10.21		1.02
Core return on average tangible common equity (Non-GAAP) (3)(4)	16.98	16.34		12.73
Effective tax rate	(55.0)	23.1		88.8
Full-time equivalent employees	3,403	3,429		3,552

CAPITAL RATIOS:
Tangible common equity ratio (Non-GAAP) (3) (4)	8.82%	8.69%		8.61%
Tangible common equity to risk-weighted assets (4)	10.41	10.17		10.20
Tier 1 leverage ratio (5)	9.60	9.65		9.35
Common equity Tier 1 (CET 1) ratio (5)	10.69	10.79		10.57
Tier 1 capital ratio (5)	11.22	11.33		11.16
Total risk-based capital ratio (5)	12.31	12.42		12.37
Common stock dividend payout ratio	17.8	21.8		213.6
Classified assets to Tier 1 capital (8)	10.8	12.9		17.1

ASSET QUALITY RATIOS:
	Non-performing assets to total assets (6)	0.55%	0.63%	0.64%
	ALLL to total loans and leases	0.62	0.61	0.70
	Net charge-offs to average loans (annualized)	0.14	0.16	0.20
	Non-performing assets to total loans and OREO (6)	0.75	0.84	0.89

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21% for 2018 and a rate of 35% for 2017.
(2)
Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. The adoption resulted in a reduction of non-interest income and non-interest expense of approximately $2.3 million and had no impact on net income.

(3)	See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
(4)	Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(5)	Regulatory capital ratios as of December 31, 2018 are preliminary.
(6)
Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets. For purposes of this table, past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(7)	All ratios are calculated on an annualized basis for the periods indicated.
(8)
Classified assets include commercial loans rated substandard or worse and non-performing mortgage and consumer loans and OREO and foreclosed property and include acquired impaired loans accounted for under ASC 310-30.

Table 2 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Three Months Ended
			Linked Qtr Change					Year/Year Change
	12/31/2018	9/30/2018	$	%	6/30/2018	3/31/2018	12/31/2017	$	%
Interest income	$330,196	$317,067	13,129	4.1	$303,823	$270,543	$269,703	60,493	22.4
Interest expense	65,175	57,842	7,333	12.7	47,710	37,654	34,201	30,974	90.6
Net interest income	265,021	259,225	5,796	2.2	256,113	232,889	235,502	29,519	12.5
Provision for credit losses	13,094	11,384	1,710	15.0	7,696	8,211	12,825	269	2.1
Net interest income after provision for credit losses	251,927	247,841	4,086	1.6	248,417	224,678	222,677	29,250	13.1
Mortgage income	10,379	12,729	(2,350)	(18.5)	13,721	9,595	13,675	(3,296)	(24.1)
Service charges on deposit accounts	13,425	13,520	(95)	(0.7)	12,950	12,908	12,581	844	6.7
Title revenue	5,996	6,280	(284)	(4.5)	6,846	5,027	5,398	598	11.1
Broker commissions(1)	1,951	2,627	(676)	(25.7)	2,396	2,221	1,958	(7)	(0.4)
ATM/debit card fee income(1)	2,267	2,470	(203)	(8.2)	2,925	2,633	2,583	(316)	(12.2)
Income from bank owned life insurance	2,023	1,744	279	16.0	1,261	1,282	1,267	756	59.7
(Loss) gain on sale of available-for-sale securities	(49,844)	—	(49,844)	(100.0)	3	(59)	35	(49,879)	(142,511.4)
Trust department income	4,319	3,993	326	8.2	4,243	3,426	3,081	1,238	40.2
Other non-interest income(1)	10,453	9,724	729	7.5	9,595	7,533	11,764	(1,311)	(11.1)
Total non-interest income(1)	969	53,087	(52,118)	(98.2)	53,940	44,566	52,342	(51,373)	(98.1)
Salaries and employee benefits	101,551	101,159	392	0.4	107,445	104,586	104,387	(2,836)	(2.7)
Occupancy and equipment	18,379	18,889	(510)	(2.7)	19,931	20,047	19,211	(832)	(4.3)
Amortization of acquisition intangibles	5,083	5,382	(299)	(5.6)	6,111	5,102	4,642	441	9.5
Computer services expense(1)	8,942	9,036	(94)	(1.0)	9,309	12,393	11,416	(2,474)	(21.7)
Professional services	8,628	5,519	3,109	56.3	7,160	7,391	9,441	(813)	(8.6)
Credit and other loan related expense	4,776	4,830	(54)	(1.1)	5,089	4,393	4,738	38	0.8
Other non-interest expense(1)	21,630	24,247	(2,617)	(10.8)	41,731	34,159	29,798	(8,168)	(27.4)
Total non-interest expense(1)	168,989	169,062	(73)	—	196,776	188,071	183,633	(14,644)	(8.0)
Income before income taxes	83,907	131,866	(47,959)	(36.4)	105,581	81,173	91,386	(7,479)	(8.2)
Income tax (benefit) expense	(46,132)	30,401	(76,533)	(251.7)	30,457	17,552	81,108	(127,240)	(156.9)
Net income	130,039	101,465	28,574	28.2	75,124	63,621	10,278	119,761	1,165.2
Less: Preferred stock dividends	949	3,599	(2,650)	(73.6)	949	3,598	949	—	—
Net income available to common shareholders	$129,090	$97,866	31,224	31.9	$74,175	$60,023	$9,329	119,761	1,283.7

Income available to common shareholders - basic	$129,090	$97,866	31,224	31.9	$74,175	$60,023	$9,329	119,761	1,283.7

Less: Earnings allocated to unvested restricted stock	1,214	908	306	33.7	767	639	101	1,113	1,102.0
Earnings allocated to common shareholders	$127,876	$96,958	30,918	31.9	$73,408	$59,384	$9,228	118,648	1,285.7

Earnings per common share - basic	$2.33	$1.74	0.59	33.9	$1.31	$1.11	$0.17	2.16	1,270.6

Earnings per common share - diluted	2.32	1.73	0.59	34.1	1.30	1.10	0.17	2.15	1,264.7
Impact of non-core items (Non-GAAP) (2)	(0.46)	0.01	(0.47)	(4,700.0)	0.41	0.27	1.16	(1.62)	(139.7)
Earnings per share - diluted, excluding non-core items (Non-GAAP)(2)	$1.86	$1.74	0.12	6.9	$1.71	$1.37	$1.33	0.53	39.8

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	54,892	55,571	(679)	(1.2)	55,931	53,616	53,287	1,605	3.0
Weighted average common shares outstanding - diluted	55,215	55,945	(730)	(1.3)	56,287	53,967	53,621	1,594	3.0
Book value shares (period end)	54,796	56,007	(1,211)	(2.2)	56,390	56,779	53,872	924	1.7

(1)  Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. On average, the adoption resulted in a reduction of non-interest income and non-interest expense of approximately $2.3 million on a quarterly basis, and had no impact on net income.

(2) See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.

Table 3 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Years Ended
			Change
	12/31/2018	12/31/2017	$	%
Interest income	$1,221,629	$913,783	307,846	33.7
Interest expense	208,381	104,937	103,444	98.6
Net interest income	1,013,248	808,846	204,402	25.3
Provision for credit losses	40,385	51,708	(11,323)	(21.9)
Net interest income after provision for credit losses	972,863	757,138	215,725	28.5
Mortgage income	46,424	63,570	(17,146)	(27.0)
Service charges on deposit accounts	52,803	47,678	5,125	10.7
Title revenue	24,149	21,972	2,177	9.9
Broker commissions (1)	9,195	9,161	34	0.4
ATM/debit card fee income (1)	10,295	10,199	96	0.9
Income from bank owned life insurance	6,310	5,082	1,228	24.2
(Loss) gain on sale of available-for-sale securities	(49,900)	(148)	(49,752)	(33,616.2)
Trust department income	15,981	9,705	6,276	64.7
Other non-interest income (1)	37,305	34,928	2,377	6.8
Total non-interest income (1)	152,562	202,147	(49,585)	(24.5)
Salaries and employee benefits	414,741	379,527	35,214	9.3
Occupancy and equipment	77,246	70,663	6,583	9.3
Amortization of acquisition intangibles	21,678	12,590	9,088	72.2
Computer services expense (1)	39,680	36,790	2,890	7.9
Professional services	28,698	48,545	(19,847)	(40.9)
Credit and other loan related expense	19,088	18,411	677	3.7
Other non-interest expense (1)	121,767	99,880	21,887	21.9
Total non-interest expense (1)	722,898	666,406	56,492	8.5
Income before income taxes	402,527	292,879	109,648	37.4
Income tax expense	32,278	150,466	(118,188)	(78.5)
Net income	370,249	142,413	227,836	160.0
Less: Preferred stock dividends	9,095	9,095	—	—
Net income available to common shareholders	$361,154	$133,318	227,836	170.9

Income available to common shareholders - basic	$361,154	$133,318	227,836	170.9
Less: Earnings allocated to unvested restricted stock	3,583	1,210	2,373	196.1
Earnings allocated to common shareholders	$357,571	$132,108	225,463	170.7

Earnings per common share - basic	$6.50	$2.61	3.89	149.0

Earnings per common share - diluted	6.46	2.59	3.87	149.4
Impact of non-core items (Non-GAAP) (2)	0.23	1.88	(1.65)	(87.8)
Earnings per share - diluted, excluding non-core items (Non-GAAP) (2)	$6.69	$4.47	2.22	49.7

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	55,008	50,640	4,368	8.6
Weighted average common shares outstanding - diluted	55,359	50,992	4,367	8.6
Book value shares (period end)	54,796	53,872	924	1.7
(1) Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. The adoption resulted in a reduction of non-interest income and non-interest expense of approximately $8.9 million and had no impact on net income.

(2) See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.

TABLE 4 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

PERIOD-END BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	12/31/2018	9/30/2018	$	%	6/30/2018	3/31/2018	12/31/2017	$	%
Cash and due from banks	$294,186	$291,083	3,103	1.1	$299,268	$253,527	$319,156	(24,970)	(7.8)
Interest-bearing deposits in other banks	396,267	184,852	211,415	114.4	428,120	310,565	306,568	89,699	29.3
Total cash and cash equivalents	690,453	475,935	214,518	45.1	727,388	564,092	625,724	64,729	10.3
Investment securities available for sale	4,783,579	4,634,124	149,455	3.2	4,650,915	4,542,486	4,590,062	193,517	4.2
Investment securities held to maturity	207,446	213,561	(6,115)	(2.9)	221,030	224,241	227,318	(19,872)	(8.7)
Total investment securities	4,991,025	4,847,685	143,340	3.0	4,871,945	4,766,727	4,817,380	173,645	3.6
Mortgage loans held for sale	107,734	42,976	64,758	150.7	78,843	110,348	134,916	(27,182)	(20.1)
Loans and leases, net of unearned income	22,519,815	22,343,906	175,909	0.8	22,075,783	21,706,090	20,078,181	2,441,634	12.2
Allowance for loan and lease losses	(140,571)	(136,950)	(3,621)	2.6	(136,576)	(144,527)	(140,891)	320	(0.2)
Loans and leases, net	22,379,244	22,206,956	172,288	0.8	21,939,207	21,561,563	19,937,290	2,441,954	12.2
Premises and equipment, net	300,507	304,605	(4,098)	(1.3)	326,213	329,454	331,413	(30,906)	(9.3)
Goodwill and other intangible assets	1,324,269	1,313,478	10,791	0.8	1,320,664	1,338,573	1,277,464	46,805	3.7
Other assets	1,032,934	926,752	106,182	11.5	861,902	801,880	779,942	252,992	32.4
Total assets	$30,826,166	$30,118,387	707,779	2.3	$30,126,162	$29,472,637	$27,904,129	2,922,037	10.5

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$6,542,490	$6,544,926	(2,436)	—	$6,814,441	$6,595,495	$6,209,925	332,565	5.4
NOW accounts	4,514,113	4,247,533	266,580	6.3	4,453,152	4,500,181	4,348,939	165,174	3.8
Savings and money market accounts	9,066,205	9,159,036	(92,831)	(1.0)	9,318,331	9,146,710	8,520,365	545,840	6.4
Time deposits	3,640,623	3,241,951	398,672	12.3	2,844,534	2,728,806	2,387,488	1,253,135	52.5
Total deposits	23,763,431	23,193,446	569,985	2.5	23,430,458	22,971,192	21,466,717	2,296,714	10.7
Short-term borrowings	1,167,000	790,000	377,000	47.7	595,000	375,000	475,000	692,000	145.7
Securities sold under agreements to repurchase	315,882	452,719	(136,837)	(30.2)	459,213	525,496	516,297	(200,415)	(38.8)
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	1,046,041	1,346,700	(300,659)	(22.3)	1,318,504	1,329,192	1,375,725	(329,684)	(24.0)
Other liabilities	364,274	273,051	91,223	33.4	289,468	250,740	253,489	110,785	43.7
Total liabilities	26,776,738	26,176,026	600,712	2.3	26,212,753	25,571,730	24,207,338	2,569,400	10.6
Total shareholders' equity	4,049,428	3,942,361	107,067	2.7	3,913,409	3,900,907	3,696,791	352,637	9.5
Total liabilities and shareholders' equity	$30,826,166	$30,118,387	707,779	2.3	$30,126,162	$29,472,637	$27,904,129	2,922,037	10.5

TABLE 4 Continued - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

AVERAGE BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	12/31/2018	9/30/2018	$	%	6/30/2018	3/31/2018	12/31/2017	$	%
Cash and due from banks	$281,509	$279,918	1,591	0.6	$296,907	$308,319	$307,328	(25,819)	(8.4)
Interest-bearing deposits in other banks	385,619	259,455	126,164	48.6	392,906	486,298	538,733	(153,114)	(28.4)
Total cash and cash equivalents	667,128	539,373	127,755	23.7	689,813	794,617	846,061	(178,933)	(21.1)
Investment securities available for sale	4,567,564	4,673,454	(105,890)	(2.3)	4,629,177	4,544,836	4,674,496	(106,932)	(2.3)
Investment securities held to maturity	211,333	216,419	(5,086)	(2.4)	222,764	226,229	191,067	20,266	10.6
Total investment securities	4,778,897	4,889,873	(110,976)	(2.3)	4,851,941	4,771,065	4,865,563	(86,666)	(1.8)
Mortgage loans held for sale	63,033	87,823	(24,790)	(28.2)	72,917	109,027	126,216	(63,183)	(50.1)
Loans and leases, net of unearned income	22,364,188	22,162,373	201,815	0.9	21,830,720	20,181,390	19,941,500	2,422,688	12.1
Allowance for loan and lease losses	(138,675)	(139,075)	400	(0.3)	(145,565)	(144,295)	(138,927)	252	(0.2)
Loans and leases, net	22,225,513	22,023,298	202,215	0.9	21,685,155	20,037,095	19,802,573	2,422,940	12.2
Premises and equipment, net	302,956	315,259	(12,303)	(3.9)	327,686	331,640	329,957	(27,001)	(8.2)
Goodwill and other intangible assets	1,318,200	1,316,527	1,673	0.1	1,338,420	1,281,598	1,277,293	40,907	3.2
Other assets	977,666	874,078	103,588	11.9	804,920	807,177	787,400	190,266	24.2
Total assets	$30,333,393	$30,046,231	287,162	1.0	$29,770,852	$28,132,219	$28,035,063	2,298,330	8.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$6,646,071	$6,684,343	(38,272)	(0.6)	$6,795,878	$6,278,507	$6,176,347	469,724	7.6
NOW accounts	4,212,304	4,296,392	(84,088)	(2.0)	4,494,064	4,363,557	3,987,908	224,396	5.6
Savings and money market accounts	9,169,184	9,237,614	(68,430)	(0.7)	9,146,302	8,664,085	8,769,464	399,720	4.6
Time deposits	3,457,017	3,023,180	433,837	14.4	2,719,627	2,471,485	2,444,403	1,012,614	41.4
Total deposits	23,484,576	23,241,529	243,047	1.0	23,155,871	21,777,634	21,378,122	2,106,454	9.9
Short-term borrowings	602,593	820,087	(217,494)	(26.5)	609,965	506,056	729,111	(126,518)	(17.4)
Securities sold under agreements to repurchase	386,563	376,078	10,485	2.8	427,508	477,862	494,757	(108,194)	(21.9)
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	1,308,086	1,260,900	47,186	3.7	1,261,515	1,257,213	1,300,114	7,972	0.6
Other liabilities	470,501	292,445	178,056	60.9	281,820	275,869	264,790	205,711	77.7
Total liabilities	26,372,429	26,111,149	261,280	1.0	25,856,789	24,414,744	24,287,004	2,085,425	8.6
Total shareholders' equity	3,960,964	3,935,082	25,882	0.7	3,914,063	3,717,475	3,748,059	212,905	5.7
Total liabilities and shareholders' equity	$30,333,393	$30,046,231	287,162	1.0	$29,770,852	$28,132,219	$28,035,063	2,298,330	8.2

Table 5 - IBERIABANK CORPORATION
LOANS AND ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LOANS	12/31/2018	9/30/2018	$	%	6/30/2018	3/31/2018	12/31/2017	$	%
Commercial loans and leases:
Real estate- construction	$1,196,366	$1,127,988	68,378	6.1	$1,183,367	$1,199,625	$1,240,396	(44,030)	(3.5)
Real estate- owner-occupied (1)	2,395,822	2,458,964	(63,142)	(2.6)	2,455,685	2,449,513	2,375,321	20,501	0.9
Real estate- non-owner occupied	5,796,117	5,794,931	1,186	—	5,653,252	5,599,813	5,322,513	473,604	8.9
Commercial and industrial (6)	5,737,017	5,581,040	155,977	2.8	5,512,416	5,325,682	5,135,067	601,950	11.7
Total commercial loans and leases	15,125,322	14,962,923	162,399	1.1	14,804,720	14,574,633	14,073,297	1,052,025	7.5

Residential mortgage loans	4,359,156	4,300,163	58,993	1.4	4,124,538	3,971,067	3,056,352	1,302,804	42.6

Consumer loans:
Home equity	2,304,694	2,350,176	(45,482)	(1.9)	2,410,617	2,421,186	2,292,275	12,419	0.5
Other	730,643	730,644	(1)	—	735,908	739,204	656,257	74,386	11.3
Total consumer loans	3,035,337	3,080,820	(45,483)	(1.5)	3,146,525	3,160,390	2,948,532	86,805	2.9
Total loans and leases	$22,519,815	$22,343,906	175,909	0.8	$22,075,783	$21,706,090	$20,078,181	2,441,634	12.2

Allowance for loan and lease losses (2)	$(140,571)	$(136,950)	(3,621)	2.6	$(136,576)	$(144,527)	$(140,891)	320	(0.2)
Loans and leases, net	22,379,244	22,206,956	172,288	0.8	21,939,207	21,561,563	19,937,290	2,441,954	12.2

Reserve for unfunded commitments	(14,830)	(14,721)	(109)	0.7	(14,433)	(13,432)	(13,208)	(1,622)	12.3
Allowance for credit losses	(155,401)	(151,671)	(3,730)	2.5	(151,009)	(157,959)	(154,099)	(1,302)	0.8

ASSET QUALITY DATA
Non-accrual loans (3)	$137,184	$143,595	(6,411)	(4.5)	$131,155	$153,975	$145,388	(8,204)	(5.6)
Other real estate owned and foreclosed assets	30,394	32,418	(2,024)	(6.2)	22,267	27,117	26,533	3,861	14.6
Accruing loans more than 90 days past due (3)	2,128	12,452	(10,324)	(82.9)	9,314	8,288	6,900	(4,772)	(69.2)
Total non-performing assets (3)(4)	$169,706	$188,465	(18,759)	(10.0)	$162,736	$189,380	$178,821	(9,115)	(5.1)

Loans 30-89 days past due (3)	$57,332	$70,624	(13,292)	(18.8)	$43,159	$78,293	$61,717	(4,385)	(7.1)

Non-performing assets to total assets (3)(4)	0.55%	0.63%			0.54%	0.64%	0.64%
Non-performing assets to total loans and OREO (3)(4)	0.75	0.84			0.74	0.87	0.89
ALLL to non-performing loans (3)(5)	100.9	87.8			97.2	89.1	92.5
ALLL to non-performing assets (3)(4)	82.8	72.7			83.9	76.3	78.8
ALLL to total loans and leases	0.62	0.61			0.62	0.67	0.70

Quarter-to-date charge-offs	$10,806	$12,006	(1,200)	(10.0)	$13,618	$9,116	$12,526	(1,720)	(13.7)
Quarter-to-date recoveries	(3,097)	(3,049)	(48)	1.6	(1,968)	(4,813)	(2,425)	(672)	27.7
Quarter-to-date net charge-offs	$7,709	$8,957	(1,248)	(13.9)	$11,650	$4,303	$10,101	(2,392)	(23.7)

Net charge-offs to average loans (annualized)	0.14%	0.16%			0.21%	0.09%	0.20%

(1) Real estate- owner-occupied is defined as loans with a "1E1" Call Report Code (loans secured by owner-occupied non-farm non-residential properties).
(2) The allowance for loan and lease losses includes impairment reserves attributable to acquired impaired loans.
(3) For purposes of this table, past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(4) Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(5) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.
(6) Includes equipment financing leases.

TABLE 6 - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	12/31/2018			9/30/2018			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Yield/Rate (TE)(1)
Earning assets:
Commercial loans and leases	$14,978,169	$196,881	5.24%	$14,825,572	$191,014	5.13%	11
Residential mortgage loans	4,345,811	53,836	4.96	4,230,471	48,145	4.55	41
Consumer loans	3,040,208	44,275	5.78	3,106,330	43,966	5.62	16
Total loans and leases	22,364,188	294,992	5.26	22,162,373	283,125	5.09	17
Mortgage loans held for sale	63,033	721	4.58	87,823	1,037	4.72	(14)
Investment securities (2)	4,782,844	30,559	2.61	5,016,163	29,793	2.43	18
Other earning assets	581,673	3,924	2.68	456,120	3,112	2.71	(3)
Total earning assets	27,791,738	330,196	4.74	27,722,479	317,067	4.57	17
Allowance for loan and lease losses	(138,675)			(139,075)
Non-earning assets	2,680,330			2,462,827
Total assets	$30,333,393			$30,046,231

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$4,212,304	$9,420	0.89%	$4,296,392	$8,841	0.82%	7
Savings and money market accounts	9,169,184	26,062	1.13	9,237,614	23,076	0.99	14
Time deposits	3,457,017	16,666	1.91	3,023,180	12,484	1.64	27
Total interest-bearing deposits (3)	16,838,505	52,148	1.23	16,557,186	44,401	1.06	17
Short-term borrowings	989,156	4,104	1.65	1,196,165	4,727	1.57	8
Long-term debt	1,428,196	8,923	2.48	1,381,010	8,714	2.50	(2)
Total interest-bearing liabilities	19,255,857	65,175	1.34	19,134,361	57,842	1.20	14
Non-interest-bearing deposits	6,646,071			6,684,343
Non-interest-bearing liabilities	470,501			292,445
Total liabilities	26,372,429			26,111,149
Total shareholders' equity	3,960,964			3,935,082
Total liabilities and shareholders' equity	$30,333,393			$30,046,231

Net interest income/Net interest spread		$265,021	3.40%		$259,225	3.37%	3
Taxable equivalent benefit		1,427	0.02		1,461	0.02	—
Net interest income (TE)/Net interest margin (TE) (1)		$266,448	3.81%		$260,686	3.74%	7

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21% for 2018 and a rate of 35% for 2017.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended December 31, 2018 and September 30, 2018 were 0.88% and 0.76%, respectively.

TABLE 6 Continued - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	6/30/2018			3/31/2018			12/31/2017
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)
Earning assets:
Commercial loans and leases	$14,631,985	$178,830	4.92%	$14,087,635	$164,660	4.76%	$13,964,340	$163,974	4.70%
Residential mortgage loans	4,041,259	47,215	4.67	3,151,775	34,494	4.38	3,049,947	35,007	4.59
Consumer loans	3,157,476	44,431	5.64	2,941,980	38,915	5.36	2,927,213	38,836	5.26
Total loans and leases	21,830,720	270,476	4.98	20,181,390	238,069	4.79	19,941,500	237,817	4.77
Mortgage loans held for sale	72,917	836	4.59	109,027	1,154	4.23	126,216	1,251	3.96
Investment securities (2)	4,958,769	29,325	2.42	4,843,448	28,094	2.38	4,893,538	27,714	2.37
Other earning assets	580,477	3,186	2.20	679,902	3,226	1.92	725,042	2,921	1.60
Total earning assets	27,442,883	303,823	4.46	25,813,767	270,543	4.26	25,686,296	269,703	4.22
Allowance for loan and lease losses	(145,565)			(144,295)			(138,927)
Non-earning assets	2,473,534			2,462,747			2,487,694
Total assets	$29,770,852			$28,132,219			$28,035,063

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$4,494,064	$8,620	0.77%	$4,363,557	$7,081	0.66%	$3,987,908	$5,404	0.54%
Savings and money market accounts	9,146,302	18,434	0.81	8,664,085	14,579	0.68	8,769,464	13,345	0.60
Time deposits	2,719,627	9,105	1.34	2,471,485	6,584	1.08	2,444,403	6,115	0.99
Total interest-bearing deposits (3)	16,359,993	36,159	0.89	15,499,127	28,244	0.74	15,201,775	24,864	0.65
Short-term borrowings	1,037,473	3,327	1.29	983,918	2,524	1.04	1,223,868	2,901	0.94
Long-term debt	1,381,625	8,224	2.39	1,377,323	6,886	2.03	1,420,224	6,436	1.80
Total interest-bearing liabilities	18,779,091	47,710	1.02	17,860,368	37,654	0.86	17,845,867	34,201	0.76
Non-interest-bearing deposits	6,795,878			6,278,507			6,176,347
Non-interest-bearing liabilities	281,820			275,869			264,790
Total liabilities	25,856,789			24,414,744			24,287,004
Total shareholders' equity	3,914,063			3,717,475			3,748,059
Total liabilities and shareholders' equity	$29,770,852			$28,132,219			$28,035,063

Net interest income/Net interest spread		$256,113	3.44%		$232,889	3.40%		$235,502	3.46%
Taxable equivalent benefit		1,449	0.02		1,464	0.02		2,808	0.04
Net interest income (TE)/Net interest margin (TE) (1)		$257,562	3.76%		$234,353	3.67%		$238,310	3.69%

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21% for 2018 and a rate of 35% for 2017.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended June 30, 2018, March 31, 2018, and December 31, 2017, were 0.63%, 0.53% and 0.46%, respectively.

TABLE 7 - IBERIABANK CORPORATION
YEAR-TO-DATE AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Years Ended
	12/31/2018			12/31/2017			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Yield/Rate (TE)(1)
Earning assets:
Commercial loans and leases	$14,633,814	$731,385	5.02%	$12,252,823	$556,883	4.59%	43
Residential mortgage loans	3,946,390	183,690	4.65	2,032,710	90,845	4.47	18
Consumer loans	3,061,891	171,587	5.60	2,884,239	155,219	5.38	22
Total loans and leases	21,642,095	1,086,662	5.04	17,169,772	802,947	4.71	33
Mortgage loans held for sale	83,087	3,748	4.51	144,658	4,679	3.23	128
Investment securities (2)	4,900,457	117,771	2.46	4,347,581	96,194	2.31	15
Other earning assets	573,949	13,448	2.34	820,678	9,963	1.23	111
Total earning assets	27,199,588	1,221,629	4.51	22,482,689	913,783	4.11	40
Allowance for loan and lease losses	(141,880)			(144,426)
Non-earning assets	2,520,299			2,142,393
Total assets	$29,578,007			$24,480,656

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$4,341,041	$33,962	0.78%	$3,390,268	$16,385	0.48%	30
Savings and money market accounts	9,056,182	82,151	0.91	7,912,990	42,353	0.54	37
Time deposits	2,920,817	44,839	1.54	2,228,029	21,095	0.95	59
Total interest-bearing deposits (3)	16,318,040	160,952	0.99	13,531,287	79,833	0.59	40
Short-term borrowings	1,052,088	14,682	1.40	905,755	7,557	0.83	57
Long-term debt	1,392,148	32,747	2.35	854,425	17,547	2.05	30
Total interest-bearing liabilities	18,762,276	208,381	1.11	15,291,467	104,937	0.69	42
Non-interest-bearing deposits	6,602,434			5,440,477
Non-interest-bearing liabilities	330,588			240,362
Total liabilities	25,695,298			20,972,306
Total shareholders' equity	3,882,709			3,508,350
Total liabilities and shareholders' equity	$29,578,007			$24,480,656

Net interest income/Net interest spread		$1,013,248	3.40%		$808,846	3.42%	(2)
Tax-equivalent benefit		5,760	0.02		10,308	0.05	(3)
Net interest income (TE)/Net interest margin (TE) (1)		$1,019,008	3.75%		$819,154	3.64%	11

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21% for 2018 and a rate of 35% for 2017.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the year ended December 31, 2018 and 2017 were 0.70% and 0.42%, respectively.

Table 8 - IBERIABANK CORPORATION
LEGACY AND ACQUIRED LOAN PORTFOLIO VOLUMES AND YIELDS
(Dollars in millions)

	For the Three Months Ended
	12/31/2018			9/30/2018			6/30/2018			3/31/2018			12/31/2017
AS REPORTED (US GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$209	$16,616	4.99%	$193	$15,957	4.80%	$179	$15,217	4.73%	$166	$14,556	4.61%	$157	$14,235	4.39%
Acquired loans	86	5,748	5.97	90	6,205	5.78	91	6,614	5.51	72	5,625	5.20	81	5,706	5.61
Total loans	$295	$22,364	5.24%	$283	$22,162	5.08%	$270	$21,831	4.97%	$238	$20,181	4.77%	$238	$19,941	4.74%

	12/31/2018			9/30/2018			6/30/2018			3/31/2018			12/31/2017
ADJUSTMENTS	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%
Acquired loans	(19)	144	(1.46)	(17)	144	(1.23)	(16)	142	(1.12)	(15)	142	(1.16)	(21)	161	(1.60)
Total loans	$(19)	$144	(0.38)%	$(17)	$144	(0.35)%	$(16)	$142	(0.34)%	$(15)	$142	(0.32)%	$(21)	$161	(0.46)%

	12/31/2018			9/30/2018			6/30/2018			3/31/2018			12/31/2017
AS ADJUSTED (CASH YIELD, NON-GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$209	$16,616	4.99%	$193	$15,957	4.80%	$179	$15,217	4.73%	$166	$14,556	4.61%	$157	$14,235	4.39%
Acquired loans	67	5,892	4.51	73	6,349	4.55	75	6,756	4.39	57	5,767	4.04	60	5,867	4.01
Total loans	$276	$22,508	4.86%	$266	$22,306	4.73%	$254	$21,973	4.63%	$223	$20,323	4.45%	$217	$20,102	4.28%

Table 9 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except per share amounts)

	For the Three Months Ended
	12/31/2018			9/30/2018			6/30/2018
	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)
Net income	$83,907	$130,039	$2.34	$131,866	$101,465	$1.79	$105,581	$75,124	$1.32
Less: Preferred stock dividends	—	949	0.02	—	3,599	0.06	—	949	0.02
Income available to common shareholders (GAAP)	$83,907	$129,090	$2.32	$131,866	$97,866	$1.73	$105,581	$74,175	$1.30

Non-interest income adjustments (1)(3):
Loss (gain) on sale of investments	49,844	37,882	0.68	(1)	(1)	—	(3)	(2)	—
Other non-core non-interest income	415	316	—	—	—	—	—	—	—
Total non-interest income adjustments	50,259	38,198	0.68	(1)	(1)	—	(3)	(2)	—

Non-interest expense adjustments (1)(3):
Merger-related expense	(238)	(353)	—	973	743	0.01	14,333	11,012	0.20
Compensation-related expense	184	140	—	1,104	839	0.01	1,781	1,354	0.02
Impairment of long-lived assets, net of (gain) loss on sale	64	49	—	3,286	2,497	0.05	5,413	4,114	0.07
Gain on early termination of loss share agreements	—	—	—	(2,708)	(2,058)	(0.04)	—	—	—
Other non-core non-interest expense	2,600	1,976	0.04	(1,955)	(1,486)	(0.02)	(95)	(72)	—
Total non-interest expense adjustments	2,610	1,812	0.04	700	535	0.01	21,432	16,408	0.29
Income tax expense (benefit) - impact of the Tax Cuts and Jobs Act	—	(65,317)	(1.18)	—	—	—	—	6,572	0.12
Core earnings (Non-GAAP)	136,776	103,783	1.86	132,565	98,400	1.74	127,010	97,153	1.71
Provision for credit losses (1)	13,094	9,951		11,384	8,652		7,696	5,849
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$149,870	$113,734		$143,949	$107,052		$134,706	$103,002

	For the Three Months Ended
	3/31/2018			12/31/2017
	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)
Net income	$81,173	$63,621	$1.17	$91,386	$10,278	$0.19
Less: Preferred stock dividends	—	3,598	0.07	—	949	0.02
Income available to common shareholders (GAAP)	$81,173	$60,023	$1.10	$91,386	$9,329	$0.17

Non-interest income adjustments (1)(3):
Loss (gain) on sale of investments	59	44	—	(35)	(22)	—

Non-interest expense adjustments (1)(3):
Merger-related expense	16,227	12,517	0.23	11,373	8,487	0.16

Compensation-related expense	1,221	928	0.02	1,457	947	0.01
Impairment of long-lived assets, net of (gain) loss on sale	2,074	1,576	0.03	3,177	2,065	0.04
Litigation expense	—	—	—	—	1,228	0.02
Other non-core non-interest expense	(683)	(520)	(0.01)	467	358	0.01
Total non-interest expense adjustments	18,839	14,501	0.27	16,474	13,085	0.24
Income tax expense - impact of the Tax Cuts and Jobs Act	—	—	—	—	51,023	0.94
Income tax expense (benefit) - other	—	173	—	—	(1,237)	(0.02)
Core earnings (Non-GAAP)	100,071	74,741	1.37	107,825	72,178	1.33
Provision for credit losses (1)	8,211	6,240		12,825	8,336
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$108,282	$80,981		$120,650	$80,514

(1) Excluding preferred stock dividends, merger-related expense, and litigation expense, after-tax amounts are calculated using a tax rate of 24% in 2018 and 35% in 2017, which approximates the marginal tax rate.

(2) Diluted per share amounts may not appear to foot due to rounding.
(3) Adjustments to GAAP results include certain significant activities or transactions that, in management's opinion, can distort period-to-period comparisons of the Company's performance. These adjustments include, but are not limited to, realized and unrealized gains or losses on former bank-owned real estate, realized gains or losses on the sale of investment securities, merger-related expenses, litigation charges and recoveries, debt prepayment penalties, and gains, losses, and impairment charges on long-lived assets.

	For the Years Ended
	12/31/2018			12/31/2017
	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)
Net income	$402,527	$370,249	$6.63	$292,879	$142,413	$2.77
Less: Preferred stock dividends	—	9,095	0.17	—	9,095	0.18
Income available to common shareholders (GAAP)	$402,527	$361,154	$6.46	$292,879	$133,318	$2.59

Non-interest income adjustments (1)(3):
Loss (gain) on sale of investments	49,899	37,923	0.68	148	97	—
Other non-core non-interest income	415	316	—	—	—	—
Total non-interest income adjustments	50,314	38,239	0.68	148	97	—

Non-interest expense adjustments (1)(3):
Merger-related expense	31,295	23,919	0.44	40,971	28,566	0.55
Compensation-related expense	4,290	3,261	0.05	3,025	1,966	0.04
Impairment of long-lived assets, net of (gain) loss on sale	10,837	8,236	0.15	6,961	4,525	0.09
Gain on early termination of loss share agreements	(2,708)	(2,058)	(0.04)	—	—	—
Litigation expense	—	—	—	11,692	11,405	0.22
Other non-core non-interest expense	(133)	(102)	0.01	844	603	0.01
Total non-interest expense adjustments	43,581	33,256	0.61	63,493	47,065	0.91
Income tax expense (benefit) - impact of the Tax Cuts and Jobs Act	—	(58,745)	(1.06)	—	51,023	0.99
Income tax expense (benefit) - other	—	173	—	—	(1,237)	(0.02)
Core earnings (Non-GAAP)	496,422	374,077	6.69	356,520	230,266	4.47
Provision for credit losses (1)	40,385	30,692		51,708	33,610
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$536,807	$404,769		$408,228	$263,876

(1) Excluding preferred stock dividends, merger-related expense, and litigation expense, after-tax amounts are calculated using a tax rate of 24% in 2018 and 35% in 2017, which approximates the marginal tax rate.

(2) Diluted per share amounts may not appear to foot due to rounding.
(3) Adjustments to GAAP results include certain significant activities or transactions that, in management's opinion, can distort period-to-period comparisons of the Company's performance. These adjustments include, but are not limited to, realized and unrealized gains or losses on former bank-owned real estate, realized gains or losses on the sale of investment securities, merger-related expenses, litigation charges and recoveries, debt prepayment penalties, and gains, losses, and impairment charges on long-lived assets.

Table 10 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Net interest income (GAAP)	$265,021	$259,225	$256,113	$232,889	$235,502
Taxable equivalent benefit	1,427	1,461	1,449	1,464	2,808
Net interest income (TE) (Non-GAAP) (1)	266,448	260,686	257,562	234,353	238,310

Non-interest income (GAAP) (3)	969	53,087	53,940	44,566	52,342
Taxable equivalent benefit	539	463	336	341	683
Non-interest income (TE) (Non-GAAP) (1) (3)	1,508	53,550	54,276	44,907	53,025
Taxable equivalent revenues (Non-GAAP) (1) (3)	267,956	314,236	311,838	279,260	291,335
Securities (gains) losses and other non-interest income	50,259	(1)	(3)	59	(35)
Core taxable equivalent revenues (Non-GAAP) (1) (3)	$318,215	$314,235	$311,835	$279,319	$291,300

Total non-interest expense (GAAP) (3)	$168,989	$169,062	$196,776	$188,071	$183,633
Less: Intangible amortization expense	5,083	5,382	6,111	5,102	4,642
Tangible non-interest expense (Non-GAAP) (2) (3)	163,906	163,680	190,665	182,969	178,991
Less: Merger-related expense	(238)	973	14,333	16,227	11,373
Compensation-related expense	184	1,104	1,781	1,221	1,457
Impairment of long-lived assets, net of (gain) loss on sale	64	3,286	5,413	2,074	3,177
Gain on early termination of loss share agreements	—	(2,708)	—	—	—
Other non-core non-interest expense	2,600	(1,955)	(95)	(683)	467
Core tangible non-interest expense (Non-GAAP) (2) (3)	$161,296	$162,980	$169,233	$164,130	$162,517

Return on average assets (GAAP)	1.70%	1.34%	1.01%	0.92%	0.15%
Effect of non-core revenues and expenses	(0.33)	0.01	0.31	0.21	0.88
Core return on average assets (Non-GAAP)	1.37%	1.35%	1.32%	1.13%	1.03%

Efficiency ratio (GAAP) (3)	63.5%	54.1%	63.5%	67.8%	63.8%
Effect of tax benefit related to tax-exempt income (3)	(0.4)	(0.3)	(0.4)	(0.4)	(0.8)
Efficiency ratio (TE) (Non-GAAP) (1) (3)	63.1%	53.8%	63.1%	67.4%	63.0%
Effect of amortization of intangibles	(1.9)	(1.7)	(1.9)	(1.8)	(1.6)
Effect of non-core items	(10.5)	(0.2)	(6.9)	(6.8)	(5.6)
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2) (3)	50.7%	51.9%	54.3%	58.8%	55.8%

Return on average common equity (GAAP)	13.38%	10.21%	7.87%	6.79%	1.02%
Effect of non-core revenues and expenses	(2.63)	0.06	2.43	1.66	6.90
Core return on average common equity (Non-GAAP)	10.75%	10.27%	10.30%	8.45%	7.92%
Effect of intangibles (2)	6.23	6.07	6.40	5.38	4.81
Core return on average tangible common equity (Non-GAAP) (2)	16.98%	16.34%	16.70%	13.83%	12.73%

Total shareholders' equity (GAAP)	$4,049,428	$3,942,361	$3,913,409	$3,900,907	$3,696,791
Less: Goodwill and other intangibles	1,315,462	1,305,915	1,314,165	1,332,672	1,271,807
Preferred stock	132,097	132,097	132,097	132,097	132,097
Tangible common equity (Non-GAAP) (2)	$2,601,869	$2,504,349	$2,467,147	$2,436,138	$2,292,887

Total assets (GAAP)	$30,826,166	$30,118,387	$30,126,162	$29,472,637	$27,904,129
Less: Goodwill and other intangibles	1,315,462	1,305,915	1,314,165	1,332,672	1,271,807
Tangible assets (Non-GAAP) (2)	$29,510,704	$28,812,472	$28,811,997	$28,139,965	$26,632,322
Tangible common equity ratio (Non-GAAP) (2)	8.82%	8.69%	8.56%	8.66%	8.61%
(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21% for 2018 and a rate of 35% for 2017.
(2) Tangible calculations eliminate the effect of goodwill and acquisition-related intangibles and the corresponding amortization expense on a tax-effected basis where applicable.
(3) Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. On average, the adoption resulted in a reduction of non-interest income and non-interest expense of approximately $2.3 million on a quarterly basis, and had no impact on net income.

	For the Years Ended
	12/31/2018	12/31/2017
Net interest income (GAAP)	$1,013,248	$808,846
Taxable equivalent benefit	5,760	10,308
Net interest income (TE) (Non-GAAP) (1)	1,019,008	819,154

Non-interest income (GAAP)(3)	152,562	202,147
Taxable equivalent benefit	1,677	2,736
Non-interest income (TE) (Non-GAAP) (1) (3)	154,239	204,883
Taxable equivalent revenues (Non-GAAP) (1) (3)	1,173,247	1,024,037
Securities (gains) losses and other non-interest income	50,314	148
Core taxable equivalent revenues (Non-GAAP) (1) (3)	$1,223,561	$1,024,185

Total non-interest expense (GAAP) (3)	$722,898	$666,406
Less: Intangible amortization expense	21,678	12,590
Tangible non-interest expense (Non-GAAP) (2) (3)	701,220	653,816
Less: Merger-related expense	31,295	40,971
Compensation-related expense	4,290	3,025
Impairment of long-lived assets, net of (gain) loss on sale	10,837	6,961
Gain on early termination of loss share agreements	(2,708)	—
Litigation expense	—	11,692
Other non-core non-interest expense	(133)	844
Core tangible non-interest expense (Non-GAAP) (2) (3)	$657,639	$590,323

Return on average assets (GAAP)	1.25%	0.58%
Effect of non-core revenues and expenses	0.05	0.40
Core return on average assets (Non-GAAP)	1.30%	0.98%

Efficiency ratio (GAAP) (3)	62.0%	65.9%
Effect of tax benefit related to tax-exempt income (3)	(0.4)	(0.8)
Efficiency ratio (TE) (Non-GAAP) (1) (3)	61.6%	65.1%
Effect of amortization of intangibles	(1.9)	(1.3)
Effect of non-core items	(6.0)	(6.2)
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2) (3)	53.7%	57.6%

Return on average common equity (GAAP)	9.63%	3.95%
Effect of non-core revenues and expenses	0.34	2.87
Core return on average common equity (Non-GAAP)	9.97%	6.82%
Effect of intangibles (2)	6.04	3.04
Core return on average tangible common equity (Non-GAAP) (2)	16.01%	9.86%

Total shareholders' equity (GAAP)	$4,049,428	$3,696,791
Less: Goodwill and other intangibles	1,315,462	1,271,807
Preferred stock	132,097	132,097
Tangible common equity (Non-GAAP) (2)	$2,601,869	$2,292,887

Total assets (GAAP)	$30,826,166	$27,904,129
Less: Goodwill and other intangibles	1,315,462	1,271,807
Tangible assets (Non-GAAP) (2)	$29,510,704	$26,632,322
Tangible common equity ratio (Non-GAAP) (2)	8.82%	8.61%
(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21% for 2018 and a rate of 35% for 2017.
(2) Tangible calculations eliminate the effect of goodwill and acquisition-related intangibles and the corresponding amortization expense on a tax-effected basis where applicable.
(3) Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. The adoption resulted in a reduction of non-interest income and non-interest expense of approximately $8.9 million in 2017, and had no impact on net income.